EXHIBIT 23.1


                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2000 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1999 and 1998 and for the years then ended, incorporated by reference in this Annual Report on Form 10-K/A-1, into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 333-91899, 333-68887 and 333-71713) and on Forms S-8 (File Nos.
333-79533, 333-42465, 333-68447, 333-58691 and 333-52697).



/s/ Arthur Andersen LLP

Denver, Colorado
April 25, 2000